UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2011

Lionbridge Technologies, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26933	04-3398462
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1050 Winter Street, Suite 2300, Waltham, Massachusetts		02451
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	781-434-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 6, 2011, Lionbridge Technologies, Inc. (the "Company") filed a Current Report on Form 8-K (the "Original 8-K") to, among other things, report the results of the voting at the Annual Meeting of Shareholders of the Company held on May 3, 2011 (the "Annual Meeting") on a non-binding advisory vote on the frequency of future non-binding, advisory votes on executive compensation. In the Original 8-K, the Company stated that the Board of Directors of the Company (the "Board") would evaluate the results of such non-binding advisory vote and make a determination as to whether the Company will submit future non-binding advisory votes on executive compensation for consideration by shareholders every one, two or three years. This Current Report on Form 8-K/A is being filed to update the disclosure under "Item 5.07, Submission of Matters to a Vote of Security Holders" of the Original 8-K to provide information regarding such determination. No other changes are being made to the Original 8-K. As reported in the Original 8-K, a plurality of the shares that voted at the Annual Meeting on a non-binding advisory vote on the frequency of future non-binding, advisory votes on executive compensation voted for the Company to hold such future non-binding, advisory votes on an annual basis. In light of this result and after a discussion of the Board, the Board determined that the Company will hold future non-binding, advisory votes on executive compensation on an annual basis commencing with the Company’s 2012 annual meeting of shareholders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lionbridge Technologies, Inc.

September 21, 2011	By:	Margaret A. Shukur

Name: Margaret A. Shukur
Title: SVP, General Counsel and Secretary